As Filed With the Securities and Exchange Commission on August 6, 2007
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                SIMPLE TECH, INC.
             (Exact name of registrant as specified in its charter)

        NEVADA                           7370                    98-0514037
(State or jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
inception or organization)    Classification Code Number)    Identification No.)

                     50/8 Tel Chai St., Ashdod 77510, Israel
                          Telephone: +972 (50) 455-5138
                               Fax: (866) 3718253
   (Address and telephone number of registrant's principal executive offices)

                                EASTBIZ.COM INC.
                                5348 Vegas Drive
                                 Las Vegas 89108
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
Title of each class                        Proposed maximum       Proposed maximum      Amount of
of securities to be        Amount to be     offering price       aggregate offering    registration
   registered               registered        per share              price (US$)          fee(2)
---------------------------------------------------------------------------------------------------
Common Stock to be
offered for resale by
selling shareholders       1,380,800 (1)      $0.05 (2)              $69,040 (2)           $2.12
---------------------------------------------------------------------------------------------------
Total                                                                                      $2.12
===================================================================================================

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.
(2) Estimated in accordance with Rule 457(g) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS                                      SUBJECT TO COMPLETION_____, 2007


                                SIMPLE TECH, INC.
                              A NEVADA CORPORATION

              1,380,800 SHARES OF COMMON STOCK OF SIMPLE TECH INC.

                                   ----------

The prospectus relates to the resale to the public by certain selling shareholders of Simple Tech Inc., a Nevada corporation, of up to 1,380,800 shares of our common stock. The shares were acquired by the selling shareholders directly from our company in private offerings that were exempt from the registration requirements of the SECURITIES ACT OF 1933. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling security holders will sell at a fixed price of $0.05 per share until a market develops and thereafter at the prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Additionally, we cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange.

The purchaser in this offering may be receiving an illiquid security.

We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

The selling shareholders may be deemed to be "underwriters," as such term is defined in the Securities Act.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 2 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   The date of this prospectus is _____, 2007.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

                                                                     PAGE NUMBER
                                                                     -----------

PROSPECTUS SUMMARY                                                         1
RISK FACTORS                                                               2
RISKS RELATED TO OUR BUSINESS                                              3
RISKS ASSOCIATED WITH OUR COMMON STOCK                                     6
FORWARD-LOOKING STATEMENTS                                                 7
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE                      8
THE OFFERING                                                               8
DETERMINATION OF OFFERING PRICE                                            8
USE OF PROCEEDS                                                            8
DILUTION                                                                   9
DIVIDEND POLICY                                                            9
SELLING SHAREHOLDERS                                                       9
PLAN OF DISTRIBUTION                                                      11
TRANSFER AGENT AND REGISTRAR                                              12
LEGAL PROCEEDINGS                                                         12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS              12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT            14
DESCRIPTION OF SECURITIES                                                 15
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                     15
INTEREST OF NAMED EXPERTS AND COUNSEL                                     15
EXPERTS                                                                   15
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT
 LIABILITIES                                                              16
ORGANIZATION WITHIN LAST FIVE YEARS                                       16
DESCRIPTION OF PROPERTY                                                   16
DESCRIPTION OF BUSINESS                                                   16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                 19
APPLICATION OF CRITICAL ACCOUNTING POLICIES                               22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                            22
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS                  22
EXECUTIVE COMPENSATION                                                    24
REPORTS TO SHAREHOLDERS                                                   25
WHERE YOU CAN FIND MORE INFORMATION                                       25
FINANCIAL STATEMENTS                                                      26

As used in this prospectus, the terms "we", "us", "our" and "Simple Tech" mean Simple Tech Inc., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully. We are a development stage company that has only recently begun operations. We have not generated any revenues from our intended business activities, and we do not expect to generate revenues in the near future. We may never generate revenues. We have minimal assets and have incurred losses since inception.

                              CORPORATE BACKGROUND

Simple Tech, Inc. was incorporated under the laws of the State of Nevada on November 16, 2006. We have not generated any revenue to date and are a development stage company. We currently have no employees other than our President and Secretary who are also our only board members. We intend to focus on the provision of basic computer maintenance and troubleshooting assistance. We are currently developing a website that will allow customers to contact an operator who will assist them with their basic computer maintenance and troubleshooting needs. The operator is an independent computer technician. Our goal is to bring together customers that need computer assistance and independent computer technicians who will provide the desired technical assistance.

Our principal executive office is located at 50/8 Tel Chai, Ashdod 77510, Israel. Our telephone number is +972 (54) 455-5138. We do not have any subsidiaries. The address of our resident agent is Eastbiz.com Inc, 5348 Vegas Dr, Las Vegas, Nevada, U.S.A., 89108.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited financial statements for the period ended June 30, 2007 our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

                         NUMBER OF SHARES BEING OFFERED

The selling shareholders named in this prospectus are offering for resale up to 1,380,800 shares of our common stock to the public by means of this prospectus. The 1,380,800 shares of common stock were issued to the selling shareholders in private placement transactions pursuant to an exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S. The number of shares being offered represents approximately 21.6% of our issued and outstanding shares as of August 2, 2007. All of the stock owned by the selling shareholders will be registered by the registration statement of which this prospectus forms a part. The selling shareholders may sell some or all of their shares immediately after they are registered. However, the selling shareholders do not intend to sell their shares before the shares of our common stock are quoted on the Over-the-Counter Bulletin Board. Until our shares of common stock are quoted on the Over-the-Counter Bulletin Board, the selling shareholders may from time to time sell their shares, at the registered price of $0.05, by themselves or through pledgees, donees, transferees, successors in interest, brokers, dealers or underwriters. Brokers, dealers or underwriters may act solely as agents or may acquire shares as principals.

We intend to qualify our shares for quotation on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board following the declaration of effectiveness of this registration statement. In order to do this, we must find a market maker who will file a Form 15c-211 that will allow him to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the Over-the-Counter Bulletin Board or, if traded, that a public market will materialize.

                     NUMBER OF SHARES ISSUED AND OUTSTANDING

There were 6,380,800 shares of our common stock issued and outstanding as at August 2, 2007.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

                            SUMMARY OF FINANCIAL DATA

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements from November 16, 2006 (date of inception) to June 30, 2007, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Plan of Operation" beginning on page 19 of this prospectus.

                                                          From November 16, 2006
                                                          (date of inception) to
                                                              June 30, 2007
                                                              -------------

     Revenue                                                   $        0
     Net Loss for the Period                                   $    6,039

                                                                   As at
                                                               June 30, 2007
                                                               -------------

     Working Capital                                           $   63,501
     Total Assets                                              $   63,501
     Total Number of Issued Shares of Common Stock              6,380,800

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated on November 16, 2006, and have very limited operations. We have not realized any revenues to date. Our website is under development and is not ready for commercial sale. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to June 30, 2007 is $(6,039). Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, testing and marketing of our website. We currently believe we are at least 10-12 months away from generating our first revenues. We may fail to generate revenues in the future. If we cannot attract a significant number of users, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

     - the actual expenditures required to be made are at or above the higher range of our estimated expenditures;
     - we incur unexpected costs in completing the development of our product or encounter any unexpected technical or other difficulties;
     - we incur delays and additional expenses as a result of technology failure;
     -    we are unable to create a substantial market for our website; or
     -    we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

IF WE ARE UNABLE TO OBTAIN THE NECESSARY FINANCING TO IMPLEMENT OUR BUSINESS PLAN WE WILL NOT HAVE THE MONEY TO PAY OUR ONGOING EXPENSES AND WE MAY GO OUT OF BUSINESS.

Our budgeted expenditures for the next twelve months are $75,840, and we anticipate needing approximately $20,000 for expenses associated with this Registration Statement (See ITEM 25 "Other Expenses if Issuance and Distribution"). Therefore, we presently have a budgeted shortfall of $32,340.

Because we have not generated any revenue from our business, and we are 10-12 months away from being in a position to generate revenues, we will need to raise additional funds for the future development of our business and to respond to unanticipated requirements or expenses. Our current cash balances will be extinguished by June 2008 provided we do not have any unanticipated expenses. We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing.

Our ability to successfully develop our product and to eventually produce and sell it to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and if this occurs we will not be able to pay for our operations and we may go out of business. We will likely need to issue additional equity securities in the future to raise the necessary funds. We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our product and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. The resale of shares by our existing shareholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock and cause negative impact on our ability to sell additional equity securities. Obtaining loans will increase our liabilities and future cash commitments.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OUR BUSINESS WILL FAIL AND YOU WILL LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures, which are currently budgeted at $75,840 for the next 12 months. (See "Plan of Operation".) If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET

Our survival is currently dependent upon the success of our efforts to gain market acceptance of one website that ultimately represents a small sector in the overall Computer Technical Assistance industry. Should our services be too narrowly focused or should the target market not be as responsive as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

WE WILL BE HEAVILY DEPENDENT ON ATTRACTING INDEPENDENT COMPUTER TECHNICIANS. FAILURE TO ATTRACT AND RETAIN INDEPENDENT COMPUTER TECHNICIANS COULD ADVERSELY AFFECT OUR BUSINESS AND MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS, WHICH COULD CAUSE INVESTORS TO LOSE THEIR ENTIRE INVESTMENT.

While we do not yet have any independent computer technicians, our success will depend on our ability to attract and retain experienced computer technicians. We have established a marketing budget of $6,000 to be used for focused advertising on websites that target independent computer technicians. If we are not successful in attracting independent computer technicians to our website, our business will fail and cause our investors to lose their entire investment.

IF WE ARE UNABLE TO COMPLETE THE DEVELOPMENT OF OUR WEBSITE WE WILL NOT BE ABLE TO GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

We have not completed the development of our proposed website and we have no contracts or licenses for the sale or use of our website. The success of our proposed business will depend on its completion and the acceptance of our website by independent computer technicians and the general public. Achieving such acceptance will require significant marketing investment. Our website, once developed and tested, may not be accepted by our customers at sufficient levels to support our operations and build our business. If the proposed website that we will develop is not accepted at sufficient levels, our business will fail.

OUR WEBSITE, WHEN DEVELOPED, MAY CONTAIN DEFECTS THAT WILL MAKE IT MORE DIFFICULT FOR US TO ESTABLISH AND MAINTAIN CUSTOMERS.

Despite testing during development, our website may contain undetected design faults and software errors, or "bugs," that are discovered only after it has been installed and used by customers. Any such default or error could cause delays in delivering our website or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. In addition, our website has yet to gain widespread acceptance in the market, any delays would likely have a more detrimental impact on our business than if we were a more established company.

BECAUSE OUR EXECUTIVE OFFICERS AND DIRECTORS LIVE OUTSIDE OF THE UNITED STATES, YOU MAY HAVE NO EFFECTIVE RECOURSE AGAINST THEM FOR MISCONDUCT AND MAY NOT BE ABLE TO ENFORCE JUDGMENT AND CIVIL LIABILITIES AGAINST THEM. INVESTORS MAY NOT BE ABLE TO RECEIVE COMPENSATION FOR DAMAGES TO THE VALUE OF THEIR INVESTMENT CAUSED BY WRONGFUL ACTIONS BY OUR DIRECTORS AND OFFICERS.

Both of our directors and officers live outside of the United States. Mr. Moshe Danino, our President and a director is a national and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States. Mr. Aviad Krief, our Secretary and director is a national and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our directors or officers, or obtain judgments against them outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

BECAUSE WE HAVE TWO DIRECTORS, DEADLOCKS MAY OCCUR IN OUR BOARD'S
DECISION-MAKING PROCESS, WHICH MAY DELAY OR PREVENT CRITICAL DECISIONS FROM BEING MADE.

Since we currently only have an even number of directors, deadlocks may occur when such directors disagree on a particular decision or course of action. Our Articles and By-Laws do not contain any mechanisms for resolving potential deadlocks. While our directors are under a duty to act in the best interest of our company, any deadlocks may impede the further development of our business in that such deadlocks may delay or prevent critical decisions regarding our development.

BECAUSE OUR EXECUTIVE OFFICERS ARE EMPLOYED ELSEWHERE, THEY WILL BE UNABLE TO DEVOTE THEIR SERVICES TO OUR COMPANY ON A FULL TIME BASIS AND THE PERFORMANCE OF OUR BUSINESS MAY SUFFER, OUR BUSINESS COULD FAIL AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

Mr. Moshe Danino, our President and director is employed elsewhere and he will be unable to devote his services to our company on a full time basis. Mr. Moshe Danino currently devotes approximately 10 to 20 hours a week to our company. Mr. Aviad Krief, our Secretary and a director, is employed elsewhere and he will be unable to devote his services to our company on a full time basis. Mr. Aviad Krief currently devotes 10 to 20 hours a week to our company. As a result, the management of our company could under-perform, our business could fail and investors could lose their entire investment.

OUR EXECUTIVE OFFICERS HAVE NO EXPERIENCE OR TECHNICAL TRAINING IN THE DEVELOPMENT, MAINTENANCE AND MARKETING OF INTERNET WEBSITES OR IN OPERATING BUSINESSES THAT SELL PRODUCTS OR SERVICES OVER THE INTERNET. THIS COULD CAUSE THEM TO MAKE INEXPERIENCED OR UNINFORMED DECISIONS THAT HAVE BAD RESULTS FOR OUR COMPANY. AS A RESULT, OUR OPERATIONS COULD SUFFER IRREPARABLE HARM AND MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS, WHICH COULD CAUSE INVESTORS TO LOSE THEIR ENTIRE INVESTMENT.

Mr. Moshe Danino, our President and director and Mr. Aviad Krief, our Secretary and director, have no experience or technical training in the development, maintenance and marketing of internet websites or in operating businesses that sell products or services over the internet. Due to their lack of experience and knowledge in these areas, our executive officers could make the wrong decisions regarding the development, operation and marketing of our website and the operation of our business, which could lead to irreparable damage to our business. Consequently, our operations could suffer irreparable harm from mistakes made by our executive officers and we may have to suspend or cease operations, which could cause investors to lose their entire investment.

WE DEPEND HEAVILY ON MR. AVIAD KRIEF AND MR. MOSHE DANINO. THE LOSS OF EITHER PERSON WILL HAVE A SUBSTANTIAL NEGATIVE EFFECT ON OUR BUSINESS AND MAY CAUSE OUR BUSINESS TO FAIL.

We depend entirely on Mr. Krief and Mr. Danino for all of our operations. The loss of either person will have a substantial negative effect on the company and may cause our business to fail. Our officers did not receive any compensation for their services and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues.

We do not have any employment agreements or maintain key person life insurance policies on our officers. If our officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

BECAUSE OUR EXECUTIVE OFFICERS CONTROL A LARGE PERCENTAGE OF OUR COMMON STOCK, THEY HAVE THE ABILITY TO INFLUENCE MATTERS AFFECTING OUR SHAREHOLDERS. INVESTORS WILL HAVE NO SAY.

Our executive officers, in the aggregate, beneficially own approximately 78.3% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our executive officers control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Investors will have no say.

WE HAVE A GOING CONCERN OPINION FROM OUR AUDITORS, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.

The Company has incurred net losses of $6,039 for the period from November 16, 2006 (inception) to June 30, 2007. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

WE WILL BE HEAVILY DEPENDENT ON CONTRACTING WITH THIRD PARTIES FIRM(S) TO DEVELOP AND MAINTAIN OUR WEBSITE FOR US. IF WE ARE UNABLE TO LOCATE, HIRE AND RETAIN THESE FIRM(S), OUR BUSINESS WILL FAIL.

We intend to hire a website development firm(s) to develop and maintain our website. We budgeted $30,000 for this purpose. Should we be unable to contract qualified third parties firm(s) to develop and maintain our website because we can't find them, can't attract them to our company or can't afford them, we will never become profitable and our business will fail.

                     RISKS ASSOCIATED WITH OUR COMMON STOCK

BECAUSE WE CAN ISSUE ADDITIONAL COMMON SHARES, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 150,000,000 common shares, of which 6,380,800 are issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience dilution in their ownership of our company in the future.

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS WILL BE UNABLE TO SELL THEIR SHARES AND MAY LOSE THEIR ENTIRE INVESTMENT.

There is not currently, and there has never been, a public trading market for our common stock and such a market may never be developed or be sustained. Therefore, there is no central place, such as stock exchange or electronic trading system, for our investors to resell their shares. If our investors do want to resell their shares, they will have to locate buyers and negotiate their own sales. We intend to apply to have our common stock quoted on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board following the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in the shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will ever be quoted on the Over-the-Counter Bulletin Board or that, if it does become quoted, a public market will materialize. If our common stock does not become quoted on the Over-the-Counter Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and they may lose all of their investment. If our common stock does become quoted on the Over-the-Counter Bulletin Board, the trading of our common stock may be sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. Accordingly, investors may have difficulty reselling any shares they purchase from the selling shareholders.

WE DO NOT INTEND TO PAY DIVIDENDS ON ANY INVESTMENT IN THE SHARES OF STOCK OF OUR COMPANY AND THERE WILL BE FEWER WAYS FOR INVESTORS TO MAKE A GAIN ON ANY INVESTMENT IN OUR COMPANY.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price. This may never happen and investors may lose all of their investment in our company.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker or dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, brokers or dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for brokers or dealers to recommend that their customers buy our common stock, which may prevent you from reselling your shares and may cause the price of the shares to decline.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will" ,"intend" "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" beginning on page 3, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

              SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street N.E. Washington D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                  THE OFFERING

The prospectus relates to the resale by certain selling shareholders of Simple Tech Inc. in connection with the resale of up to 1,380,800 shares of our common stock that were acquired by the selling stockholders in a private placement transaction closed on June 28, 2007. The number of shares being offered represents approximately 21.6% of our issued and outstanding shares as of August 2, 2007.

The selling stockholders will sell their shares of our common stock at a fixed price $0.05 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our company, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders may sell their shares of our common stock at a fixed price of $0.05 per share until shares of our common stock are quoted on the Over-the-Counter Bulletin Board, or listed for trading or quoted on any public market and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The offering price of $0.05 per share has been set arbitrarily by our directors and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

                                 USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling shareholders and we will not receive any proceeds from the resale of the common stock by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

                                    DILUTION

The common stock to be sold by the selling stockholders is the 1,380,800 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

                                 DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business. Our future dividend policy will be determined from time to time by our Board of Directors.

To the extent that we require additional funding our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price, which may never happen.

                              SELLING SHAREHOLDERS

The selling shareholders may offer and sell, from time to time, any or all of our common stock issued to them. Because the selling shareholders may offer all or only some portion of the 1,380,800 shares of common stock to be registered, no exact number can be given as to the amount or percentage of the shares of common stock that will be held by the selling shareholders upon termination of the offering. We can only make estimates and assumptions. The table found below sets forth certain information regarding the beneficial ownership of shares of common stock by the selling shareholders as of August 2, 2007 and the number of shares of common stock covered by this prospectus. The number of shares listed in the category entitled "Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding" represent an estimate of the number of shares of common stock that will be held by the selling shareholders after the offering. To arrive at this estimate, we have assumed that the selling shareholders will sell all of the shares to be registered pursuant to this offering.

Other than the relationships described in the table and footnotes, none of the selling shareholders had or have any material relationship with our company or any of its affiliates within the past three years. None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer. Each shareholder is an adult.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                                                                            Number of Shares Owned
                                                      Total Shares       by Selling Shareholder After
Name of Selling Shareholder            Common            to be           Offering and Percent of Total
 and Position, Office or          Shares owned by     Registered           Issued and Outstanding(2)
 Material Relationship with         the Selling       Pursuant to            # of               % of
     Simple Tech Inc.             Shareholder(1)     this Offering        Shares(3)           Class(3)
     ----------------             --------------     -------------        ---------           --------
Ada Glinowietsky                      260,000           260,000               0                  0
Shai Sapir Ltd                        260,000           260,000               0                  0
Shuki Hershkovich                     260,000           260,000               0                  0
Uri Rifkin                             10,000            10,000               0                  0
Aliza Hazut                             4,000             4,000               0                  0
Shulamit Peretz                         4,000             4,000               0                  0
Uri Elbaz                               4,000             4,000               0                  0
Ruthy Ben Sushan(5)                     4,000             4,000               0                  0
Shimon Ben Sushan(5)                    4,000             4,000               0                  0
Ohad Zwick                              4,000             4,000               0                  0
Beni Shilon                             4,000             4,000               0                  0

                                                                            Number of Shares Owned
                                                      Total Shares       by Selling Shareholder After
Name of Selling Shareholder            Common            to be           Offering and Percent of Total
 and Position, Office or          Shares owned by     Registered           Issued and Outstanding(2)
 Material Relationship with         the Selling       Pursuant to            # of               % of
     Simple Tech Inc.             Shareholder(1)     this Offering        Shares(3)           Class(3)
     ----------------             --------------     -------------        ---------           --------
Avi Ben Tal                             4,000             4,000               0                  0
Eli Emaliach                            4,000             4,000               0                  0
Gad Kastiel                             4,000             4,000               0                  0
Morris Benisti                          4,000             4,000               0                  0
Revital Azulos                          4,000             4,000               0                  0
Shaul Ben Sushan(5)                   202,400           202,400               0                  0
Yitchak Pur Aryeh                       4,000             4,000               0                  0
Moshe Even Oz                           4,000             4,000               0                  0
Illan Gozel                            10,100            10,100               0                  0
Eyal Chaim Ben Simchon                  4,000             4,000               0                  0
Lior Hazut(6)                          10,100            10,100               0                  0
Anita Apriat(7)                         4,000             4,000               0                  0
Oshrey Apriat(7)                        4,000             4,000               0                  0
Harel Danino(4)                       260,000           260,000               0                  0
Yosef Ha'yun                            4,000             4,000               0                  0
Iris Ha'yun                             4,000             4,000               0                  0
Shlomi Hazut(6)                         4,000             4,000               0                  0
Ya'aron Ben Chamo                       4,000             4,000               0                  0
Yossi Assraf                            4,000             4,000               0                  0
Talia Aviv                              4,000             4,000               0                  0
Avner Danino(4)                         4,000             4,000               0                  0
Mike Sultan                             4,000             4,000               0                  0
Ayala Shomer                            4,000             4,000               0                  0
Shirley Krief                           4,200             4,200               0                  0
TOTAL                               1,380,800         1,380,800

----------
(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.
(2)  Based on 6,380,800 shares outstanding as of August 2, 2007.
(3) To arrive at these estimates, we have assumed that the selling shareholders will sell all of the shares to be registered pursuant to this offering.
(4)  Harel Danino and Avner Danino are brothers.
(5) Ruthy Ben Sushan, Shimon Ben Sushan and Shaul Ben Sushan are brothers and sisters.
(6)  Lior Hazut and Shlomi Hazut are brothers.
(7)  Anita Apriat is the mother of Oshrey Apriat

                              PLAN OF DISTRIBUTION

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock.

Further, even assuming we do locate such a market maker, it could take several months before the market maker's listing application for our shares is approved.

All of the stock owned by the selling shareholders will be registered by the registration statement of which this prospectus is a part. The selling shareholders may sell some or all of their shares immediately after the declaration of effectiveness of this registration statement. However, the selling shareholders do not intend to sell their shares before the shares of our common stock are quoted on the Over-the-Counter Bulletin Board. Until our shares of common stock are quoted on the Over-the-Counter Bulletin Board, the selling shareholders may from time to time sell their shares, at the registered price of $0.05, by themselves or through pledgees, donees, transferees, successors in interest, brokers, dealers or underwriters. Brokers, dealers or underwriters may act solely as agents or may acquire shares as principals.

After our shares of common stock are quoted on the Over-the-Counter Bulletin Board, the selling shareholders may sell at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     *    ordinary brokers transactions, which may include long or short sales,
     * transactions involving cross or block trades on any securities or market where our common stock is trading,
     * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,
     * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     *    any combination of the foregoing.

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling shareholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. The amount of such compensation cannot be estimated at this time. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

If necessary due to a transfer of shares from the persons listed in this registration statement as selling shareholders to a third party, we will file a supplement to this prospectus pursuant to Rule 424(b) of Regulation C.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this registration statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5. We have informed the selling shareholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling shareholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

The selling shareholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Although we are not presently qualified for public quotation, we intend to qualify our shares for quotation on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board following the declaration of effectiveness of this prospectus. In order to do this, we must find a market maker who will file a Form 15c-211 that will allow him to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the Over-the-Counter Bulletin Board or, if traded, that a public market will materialise.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

                          TRANSFER AGENT AND REGISTRAR

We have appointed the following transfer agent for our shares of common stock:

Island Capital Management, LLC, d/b/a Island Stock Transfer, 100 Second Avenue S., Suite 300N St. Petersburg, Fl 33701 Phone: (727) 287-0010 Fax: (727)
287-0069. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

                                LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, Officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                        Position Held                         Date First Elected
   Name                with the Company                 Age     or Appointed
   ----                ----------------                 ---     ------------
MOSHE DANINO       President, Treasurer and Director    45     November 16, 2006

AVIAD KRIEF        Secretary and Director               27     November 16, 2006

BUSINESS EXPERIENCE:

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

MR. MOSHE DANINO

Mr. Moshe Danino has been our President, Treasurer and a Director since our incorporation on November 16, 2006.

Moshe Danino is the CEO and founder of the "Ha'Magazin" a Hebrew language magazine in Ashdod, Israel. He founded the magazine in 2003 and publishes a monthly magazine distributed in the Ashdod area. Ashdod is a city of 200,600 people. His primary function is to focus on the strategic direction and editorial quality of the magazine. Prior to his involvement in the magazine, Moshe Danino was a partner in a construction company that built approximately 1,000 thousand residential units in the Ashdod area.

MR. AVIAD KRIEF

Mr. Aviad Krief has been our Secretary and a Director since our incorporation on November 16, 2006.

For the last 5 years Mr. Krief has worked as an IT manager and systems administrator for a number of large Israeli companies such as "Teva Pharmaceutical Industries" and "Radlan" a Marvell company. From 2001- 2002, he worked as a laboratory manager at Getronics Israel, where he managed a group of 100 computer technicians. From 2002 -2004, he worked for "Teva Pharmaceutical Industries" as the helpdesk manager and systems administrator. From 2004 -2005, he worked for "Radlan" in the quality assurance department and as a systems administrator. From 2005 -2006, Mr. Krief started his own company providing complete IT support solutions for small and medium sized businesses.

FAMILY RELATIONSHIPS:

There are no family relationships among our directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our directors, executive officer and control person have not been involved in any of the following events during the past five years:

     1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
     2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences');
     3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
     4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES OF THE BOARD:

All proceedings of the board of directors for the year ended June 30, 2007 were conducted by resolutions consented to in writing by board of directors and filed with the minutes of the proceedings of the director. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our sole director believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The sole director on the board of directors, as the case may be, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Avi Friedman, at the address appearing on the first page of this prospectus.

AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a Board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analysing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the sole director. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 2, 2007 certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by our current sole director and executive officer. The shareholder has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

 Name and Address                             Amount and Nature of    Percent of
of Beneficial Owner      Title of Class(1)    Beneficial Ownership      Class(2)
-------------------      -----------------    --------------------      --------
Moshe Danino               Common Shares            2,500,000            39.18%
50 - 8 Tel Chai Ave
Ashdod 77510, Israel

Aviad Krief                Common Shares            2,500,000            39.18%
9 Neve Ha'Dekel Street
Panorama. POB 175
Atlit 30300, Israel

Directors and Officers
 as a group                Common Shares            5,000,000            78.36%

----------
(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.
(2)  Based on 6,380,800 shares issued and outstanding as of August 2, 2007.

CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 150,000,000 common shares with a par value of $0.0001. As of August 2, 2007 there were 6,380,800 common shares issued and outstanding.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

PREFERRED STOCK

We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001. As of August 2, 2007 there were Nil preferred shares issued and outstanding.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Moore & Associates Chartered to audit our financial statements for the year ended June 30, 2007. There has been no change in the accountants and no disagreements with Moore & Associates Chartered, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                     EXPERTS

The financial statements of Simple Tech included in this registration statement have been audited by Moore & Associates Chartered, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of 800-885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or executive officers of our company for any duties or obligations arising out of any acts or conduct of the executive officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Other than as disclosed under the section titled "Certain Relationships and Related Transactions", no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the year ended June 30, 2007, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

CORPORATE GOVERNANCE

We currently act with two (2) directors, Mr. Moshe Danino and Mr. Aviad Krief.

We have determined that neither Mr. Moshe Danino nor Mr. Aviad Krief are independent directors, as that term is used in Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

                             DESCRIPTION OF PROPERTY

Our executive and head office is located at 50/8 Tel Chai St., Ashdod 77510, Israel. The office facility is provided to us free of charge by Moshe Danino, our President, Treasurer and a Director. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future. When and if we require additional space, we intend to move at that time.

                             DESCRIPTION OF BUSINESS

OVERVIEW OF THE COMPANY

We are a development stage company that was incorporated on November 16, 2006 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. Neither Simple Tech Inc. nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

OBJECTIVES

We intend to focus on the provision of basic computer maintenance and troubleshooting assistance. We are currently developing a website that will allow customers to contact an operator who will assist them with their basic computer maintenance and troubleshooting needs. The operator is an independent computer technician. Our goal is to bring together customers that need computer assistance and independent computer technicians who will provide the desired assistance.

When a customer log onto our website and establishes contact with one of our operators, a base charge of $14.99 plus $1.00 per minute will be billed to the credit card on the customer's account. We intend to retain 25% of all monies collected and the balance will be paid to the individual independent computer technician on the 15th day of the month following provision of the services. In addition we intend to charge the independent computer technician a one-time setup fee of $499 for using our website platform.

We plan to enter into agreements with a number of different independent computer technicians.

A potential independent computer technician that would like to offer their services and become one of our operators will be required to fulfill the following requirements:

     * pass a comprehensive knowledge test as it relates to the maintenance and trouble-shooting of personal computers and peripherals. They will also be evaluated on their language and inter-personal skills. The test will include operating systems, popular application software, hardware and networking.
     *    pay a one-time setup fee of $499
     * agree that in return for their participation in our program, Simple Tech Inc will retain a 25% commission.

Once an independent computer technician has satisfied our initial requirements, they will be given a username and password for access to our website. This access will enable them to interact with our customers requiring computer assistance.

Advantages for the independent computer technician:

     *    Log-in when they have time to work with no limitation or restriction.
     *    No need to establish, run and maintain their own e-commerce website.
     *    No need to provide customer service, order and payment processing.
     *    No need to spend money on advertisements in order to get customers.

OUR SERVICES

Our operators will support a variety of basic computer maintenance and troubleshooting issues, with emphasis on:

     1. Wireless Security Setup - We will help to configure & protect the clients existing wireless network.
     2. General PC Security & Optimization - Maximize client's computer performance with more than 100 enhancements that personalize their computers to their needs and removes all unnecessary clutter. We will check for and configure anti-virus and anti-spyware software, ensuring that they are up to date and that a firewall is in use and active.
     3. Hardware & Software Trouble-Shooting - including network devices, upgrades, routers, switches, printers, data transfer, data backup, hard drive defragmentation & re-formatting, anti-virus, anti-spyware, application of patches for Windows XP, Windows Vista etc.
     4. Setup of External Devices - printers, digital cameras, scanners, plotters, hard drives, monitors, routers, cable or ADSL modems and ISP (internet service provider) connectivity etc.

Our website is not yet completely developed and has not been tested for commercial use, we have only developed a simple proof of concept, using a free open source programming PHP with Mysql for the database. All software development activities to date were preformed by our Officer, Mr. Krief, at no cost to the company. Our Officer estimates that to date, he has spent approximately 350 hours on the development of our website .

Once our website becomes fully operational, a customer will be able to see a list of operators that are currently available. The list of operators will provide information about the operator expertise like hardware/software, preferred language and his rating. After selecting the operator the customer will be required to provide his credit card information for the billing. We will provide several methods of communicating with our operators either by email, online chat and support tickets. This allows the operator and the customer to communicate in "real time" while the troubleshooting takes place. At the end of the session the customer will be asked to rate the operator from a scale of One to Five (1 - 5) with five (5) being the highest. We intend to target a range of potential customers including individuals and small businesses primarily in the United States but also all over the world, who require help with their basic computer maintenance and troubleshooting needs.

In the future, as we generate revenue from the commissions earned on our website, we plan to include a number of specialty add-on features to our website. A main feature will allow an operator to communicate with more than one customer at the same time. We believe that this feature will appeal to the opreattor, because they will be able to more efficiently use their time and thereby greatly increase their income generating ability...

MARKETING STRATEGY

We will initiate our marketing efforts by attempting to attract independent computer technicians to join to our website, we will place banner advertisement "Join us as an Operator" on our website and will explain the advantages of becoming an opreator. In addition we have budgeted $6,000 to advertise on websites that target independent computer technicians.

After attracting a minimum of ten operators we will focus our marketing efforts on establishing a customer database, we hope to attract customers to our website by providing free self support content such as a free knowledge base, technical forum communities and useful links. Our target market includes individuals and small businesses primarily in the United States.

We plan to gain customer awareness by using variety of different marketing initiatives such as: email campaigns, search engine promotions and participation in technical forums.

We have budgeted $10,000 for this purpose.

BRANDING: While it is difficult for a start-up company to establish a consumer brand name, we realize the critical importance of making "POWERED BY SIMPLE TECH" a symbol of quality in the marketplace. We will insure wherever possible that this critical "branding experience" will appear on all of our services and web pages.

REFERRAL AGREEMENTS: We will pursue reciprocal referral arrangements with different websites which can promote our service to vast numbers of potential independent computer technicians.

THE MARKET OPPORTUNITY

As discussed below, the obvious global internet expansion and proliferation of personal computers, coupled with the advent of wireless networks and the associated security issues, we believe that there is a viable, long-term opportunity to capture a significant market share in the on-line PC trouble-shooting and wireless security market. PC trouble-shooting and wireless security will be the main focus of our business.

According to the United Nations Environment Program, there are over 1 billion personal computers in the world at present. In developed countries these have an average life span of only 2 years. In the United States alone there are over 300 million obsolete computers. (US National Safety Council).
http://maps.grida.no/go/graphic/number_of_personal_computers

According to http://www.mapsofworld.com/world-top-ten/world-top-ten-personal-computers-users-map.html, the below table shows the World's Top 10 Personal Computer Users.

                    Top 10 - Personal Computer User Countries

                      Country                Per 1,000 People
                      -------                ----------------
                    San Marino                     738
                   United States                   574
                      Denmark                      507
                    Netherlands                    503
                     Hong Kong                     493
                      Norway                       486
                      Bermuda                      469
                  United Kingdom                   460
                     Australia                     446
                    South Korea                    436

Additional PC market share information can be found at-http://www.pegasus3d.com/total_share.html

COMPETITION

Competition within the on-line PC trouble-shooting industry is intense. Many of our competitors have longer operating histories, greater financial, sales, marketing and technological resources and longer established client relationships than we do. We face competition from companies who offer PC trouble-shooting over the internet, such as Geek-Squad at BestBuy.com, FixMyComputer.com and EverythingComputers.com. We face competition from companies who sell "do-it-yourself" PC trouble-shooting, such as PCTools.com and TechSupportAlert.com

Competitor's rates range from $23 for 15 minutes at PlumChoice.com, $30 for 30 minutes at Tech24.com and $75 for an annual subscription to PC Pinpoint.com's daily technical support line.

We seek to differentiate ourselves by providing our customers with high quality advice and service. On an ongoing basis, we will seek additional independent computer technician's associates. In addition we will design our website interface to be very user-friendly. Our goal is to enable a customer on our website to speak to an operator with a single mouse click.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS" BEGINNING ON PAGE X OF THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. WE UNDERTAKE NO OBLIGATION TO UPDATE SUCH STATEMENTS TO REFLECT EVENTS THAT OCCUR OR CIRCUMSTANCES THAT EXIST AFTER THE DATE ON WHICH THEY ARE MADE.

OVERVIEW

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have completed the development of our proposed website and attract independent computer technicians. We intend to generate revenues by charging a commission of 25% on services sold on our website.

In the opinion of our management, the online computer maintenance and troubleshooting is a fast-growing industry because consumers are finding that asking the manufacturer is often time-consuming and costly. Contacting most vendors to support their products usually involves placing a toll call, spending an inordinate amount of time on hold, and paying a hefty fee for the service. Online support lets consumers control the process and get the support in a timely manner and in their own pace via emails, online chat and forums. We believe that in the near future the number of individuals and small business that will require online computer maintenance and troubleshooting will increase exponentially. A recent example is Best Buy's Geek Squad, which is a 24-Hour Computer Support(R) Task Force focused solely on computer and network support.

Over the next twelve months, we intend to focus on developing our proposed website and initiating our efforts to market our website to independent computer technicians who would be interested in offering their services to end-users. We expect to complete the development of our website by first fiscal quarter of 2008. We anticipate that the completion cost of our website development will approach $30,000 this will be mostly for the development and implementation of the billing and quality assurance modules in our website software. We anticipate that our website will be fully operational by the first fiscal quarter of 2008. We anticipate achieving revenue by second fiscal quarter of 2008.

Our business objectives are:

     - To be a leading provider of online computer maintenance and troubleshooting assistance.
     -    To execute our marketing plan.

Our goals over the next 12 months are:

     -    To attract and retain 10 independent computer technicians
     -    To drive traffic to our website and achieve 100 visitors per day.
     -    To achieve revenue by the second quarter of 2008.

During the first stages of Simple Tech's growth, our officers and directors will provide most of the labor required to execute our business plan at no charge. Since we intend to operate with very limited administrative support, the officers and directors will continue to be responsible for administering the company for at least the first year of operations. Management has no intention at this time to hire additional employees during the first year of operations, with the exception of one contract software developer. Due to limited financial resources, each of the management team will dedicate between 10 and 20 hours per week in order to carry out operations. Mr. Moshe Danino, our President and director will be primarily responsible for business development, attracting independent computer technicians and executing our marketing plan. Mr. Aviad Krief, our Secretary and director will be primarily responsible of the development of our website, to oversee the development by a third party contactor and the day to day maintenance of our website.

EXPENDITURES

The following chart provides an overview of our budgeted expenditures using our existing cash resources, by significant area of activity for each quarter, over the next 12 months:

                           July-Sep, 07     Oct-Dec, 07      Jan-Mar, 08       Apr-Jun,08       12 months
                           ------------     -----------      -----------       ----------       ---------
Legal/Accounting             $ 4,000          $ 4,000          $ 4,000          $ 4,000          $16,000
Transfer Agent                 2,500            2,500            2,500            2,500           10,000
Website Development               --           14,000            8,000            8,000           30,000
Website Hosting                  100              100              100              100              400
Computer Equipment               600              600              600              600            2,400
Marketing to Independent       3,000            3,000               --               --            6,000
Marketing to Customers            --               --            5,000            5,000           10,000
Office Supply                    100              100              100              100              400
Telephone                        160              160              160              160              640
                             -------          -------          -------          -------          -------
                             $14,460          $25,460          $19,960          $15,960          $75,840
                             =======          =======          =======          =======          =======

These expenditures are described in detail by quarter in "Milestones".

MILESTONES

The following is a chronological itemization of the milestones we hope to achieve over the next 12 months. We are currently in the first month of these milestones noted below.

ACTIVATES TO DATE

Our Officer, Mr. Aviad Krief, spent approximately 350 hours on the development of our website, at no cost to us. To date our website includes basic functionality such as the admin and user interface, chat rooms and login screen for operators. We have lunched a beta version of our website at http://www.easytechnical.com, we have placed banner ads on our website to attract potential independent computer technicians.

JULY - DECEMBER, 2007

Our Secretary and Director, Mr. Aviad Krief, will approach several website development contractors for the purpose of developing and completing our website. We will focus our efforts identifying a contractor that we believe will be able to execute our proposed website in a costly and timely manner. In order to reduce costs on software licensing for developing and running our website we will engage a contractor that will use open source software both for the operating system and the programming language. The third party contractor's main duty will be to develop the billing system according to our business model and implement the billing module in our website. Additionally, the contractor will perform the testing and quality assurance of our website.

Our budget for the development of the billing module and quality assurance of our website is $30,000.

JANUARY - MARCH, 2008

We plan to execute our initial marketing plan by recruiting independent computer technicians. Initially, we plan to contact potential independent computer technicians that left their contact information on our website. Both of our officers will perform this task and will attempt to recruit them to join us as operators on our website. To date we have no contact information of any potential independent computer technicians. Additionally, in order to target and recruit computer technicians we have established a marketing budget of $6,000 to be spent on advertising on related websites.

APRIL - JULY, 2008

We plan to gain customer awareness by using a variety of different marketing initiatives such as: email campaigns, search engine promotions and participation in technical forums. We will also focus our efforts by adding useful content to our website such as free self support content, free knowledge base, free technical forum communities and useful links. Our management believes that by providing quality free content we will attract customers to our website.
We will be targeting individuals and small businesses primarily in the United States.

We have budgeted $10,000 for this purpose.

LIQUIDITY AND CAPITAL RESOURCES

We have raised $500 from the sale of stock to our officer and directors and $69,040 through a private placement to 35 non-affiliated investors. Our financial statements report a net loss of $6,039 for the period from November 16, 2006 (date of inception) to June 30, 2007. Our net loss is primarily due to $3,052 of professional fees. On June 30, 2007, we had a working capital surplus of approximately $63,501.

In the opinion of our management, funds currently available will not satisfy our working capital requirements up to July 2008. Estimated funding required during the twelve month period ending July 2008 is $75,840 for our business plan and additional approximately $20,000 for expenses associated with this Registration Statement (See ITEM 25 "Other Expenses if Issuance and Distribution"). Given our current cash position of $63,501 this leaves us with a shortfall of $32,340.

Since November 16th 2006 (inception) to June 30, 2007 we sold 6,380,800 shares.

We have no income from operations and will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs for the development of our website are greater than our budgeted amounts. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing.

We have suffered recurring losses from operations since inception, and this is likely to continue into the year ended June 30, 2008. The continuation of our company is dependent upon our company raising additional capital. In this regard we have raised additional capital through the private placements noted above but we will still require additional funds to continue our operations and plans.

The continuation of our business is dependent upon obtaining further financing, the successful development of our website, attracting free lance website designers to sell their website designs on our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not expect to purchase any significant equipment over the twelve months.

EMPLOYEES

Currently our only employees are our directors and officers. We do not expect any other material changes in the number of employees over the next 12 months.

OFF-BALANCE SHEET ARRANGEMENTS

Our company does not have any off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. Our company does not engage in trading activities involving non-exchange traded contracts.

                   APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

GOING CONCERN BASIS

The audited financial statements included with this prospectus have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the year ended June 30, 2007, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

On November 16, 2006 Mr. Danino and Krief each purchased 2,500,000 shares of our common stock for $0.0001 per share, or $250 each, for an aggregate of $500.

The promoters of our company are Moshe Danino, our President, Treasurer and director and Aviad Krief, our Secretary and director.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the SECURITIES ACT OF 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company's common stock for at least one year to sell within any three month period a number of shares that does not exceed the greater of:

     (1) 1% of the number of shares of the subject company's common stock then outstanding; or
     (2) the average weekly trading volume of the subject company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Under Rule 144(k), a person who is not one of the subject company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 shares of our common stock that may be sold pursuant to Rule 144 after November 16, 2007. Rule 144 applies to the 5,000,000 shares of our common stock except that subparagraph (k) of Rule 144 states that all shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

We are registering 1,380,800 shares of our common stock under the Securities Act of 1933 for sale by the selling stock holders named in this prospectus.

Mr. Moshe Danino, our President, Treasurer and a Director, owns 2,500,000 shares and Mr. Aviad Krief, our Secretary and a director, owns 2,500,000 shares. As of August 2, 2007 there are thirty-seven holders (37) of record of our common stock and zero (o) holders of any other class of our stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our articles of incorporation and bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

                             EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from November 16th 2006 (date of inception) to June 30, 2007.

                           SUMMARY COMPENSATION TABLE


                                                                                       Change in
                                                                                        Pension
                                                                                       Value and
                                                                      Non-Equity      Nonqualified
  Name and                                                             Incentive        Deferred
 Principal                                    Stock      Option          Plan         Compensation     All Other
  Position      Year(4)  Salary($)  Bonus($)  Awards($)  Awards($)   Compensation($)   Earnings($)   Compensation($)  Total($)
  --------      -------  ---------  --------  ---------  ---------  ----------------   -----------   ---------------  --------
MOSHE DANINO     2007      Nil        Nil        Nil        Nil          Nil               Nil             Nil          Nil
President,       2006      Nil        Nil        Nil        Nil          Nil               Nil             Nil          Nil
Treasurer and
director (1)

AVIAD KRIEF      2007      Nil        Nil        Nil        Nil          Nil               Nil           1,000 (3)      Nil
Secretary and    2006      Nil        Nil        Nil        Nil          Nil               Nil             Nil          Nil
director (2)

----------
(1) Moshe Danino became our President, Treasurer and a director of our company, on November 16, 2006.
(2) Aviad Krief became our Secretary and a director of our company, on November 16, 2006.
(3) Between November 16, 2006 (inception) and June 30, 2007, Aviad Krief was paid an aggregate of $1,000 In consideration for certain consulting services rendered to us.
(4)  We were incorporated on November 16, 2006.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Since November 16, 2006 (date of inception) to our fiscal year ended June 30, 2007, we have not granted any stock options or stock appreciation rights to any of our directors or executive officers.

COMPENSATION OF DIRECTORS

As discussed above in the section on Summary Compensation, $1,000 was paid to Aviad Krief, during the fiscal year ended June 30, 2007. Except for the foregoing, none of our directors received any compensation for fiscal year ended June 30, 2007.

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service.

There are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We have not entered into any employment agreement or consulting agreements with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

                             REPORTS TO SHAREHOLDERS

We are not required to deliver an annual report to our shareholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the site is http://www.sec.gov.

                       WHERE YOU CAN FIND MORE INFORMATION

We are currently not required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board following the effectiveness of this registration statement of which this prospectus forms a part. If that happens, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the internet at the SEC's website at http://www.sec.gov.

You may read and copy any materials that we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

NO FINDER, DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OUR COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              FINANCIAL STATEMENTS
                                  JUNE 30, 2007
                                      INDEX

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following audited consolidated financial statements pertaining to Simple Tech Inc. are filed as part of this registration statement:

                                                                           Page
                                                                          Number
                                                                          ------
     Financial Statements
     Report of Independent Registered Public Accounting Firm                F-1
     Balance Sheets                                                         F-2
     Statements of Operations                                               F-3
     Statement of Stockholders' Equity                                      F-4
     Statements of Cash Flow                                                F-5
     Notes to audited Financial Statements                                  F-6

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Simple Tech Inc.

We have audited the accompanying balance sheet of Simple Tech Inc. as of June 30, 2007, and the related statements of operations, stockholders' equity and cash flows from inception November 16, 2006 through June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Simple Tech Inc. as of June 30, 2007 and the results of its operations and its cash flows from inception November 16, 2006 through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has a net loss of $6,039 since inception which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
July 5, 2007

               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 Fax (702) 253-7501

                                SIMPLE TECH, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                                                       June 30,
                                                                         2007
                                                                       --------

ASSETS

Current Assets
  Cash                                                                 $ 63,501
                                                                       --------

      Total Assets                                                     $ 63,501
                                                                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
                                                                       $     --
                                                                       --------
      Total Liabilities                                                $     --
                                                                       --------
Stockholders' Equity (Note 4, 5)
  Common Stock, authorized 150,000,000 shares,
   par value $0.0001
  Preferred Stock, authorized 50,000,000 shares, par value $0.0001

Issued and outstanding:
  6,380,800 common shares                                                   638

Additional paid-in capital                                               68,902
Deficit accumulated during the development stage                         (6,039)
                                                                       --------

      Total Stockholders' Equity                                         63,501
                                                                       --------

Total Liabilities and Stockholders' Equity                             $ 63,501
                                                                       ========

         The accompanying notes are an integral part of these statements

                                SIMPLE TECH, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                           Cumulative
                                                                          Amounts From
                                                    Date of                 Date of
                                               Incorporation on         Incorporation on
                                               November 16 ,2006        November 16 ,2006
                                                      to                       to
                                                 June 30, 2007            June 30, 2007
                                                 -------------            -------------
REVENUE                                            $     --                 $     --

OPERATING EXPENSES
  General and Administrative                            862                      862
  Professional Fees                                   3,052                    3,052
  Consulting                                          1,000                    1,000
  Filing Fees                                           243                      243
                                                   --------                 --------

      Total Expenses                                  5,157                    5,157
                                                   --------                 --------

Loss from operations                               $ (5,157)                $ (5,157)
                                                   ========                 ========

Interest income                                         339                      339

Foreign Exchange Diff                                (1,222)                  (1,222)

Loss before income taxes                             (6,039)                  (6,039)
                                                   --------                 --------

Provision for income taxes                               --                       --
                                                   ========                 ========

Net loss                                           $ (6,039)                $ (6,039)
Basic and Diluted (Loss) per Share                        a                        a
                                                   --------                 --------
Weighted Average Number of Shares (Note 4)
                                                   --------                 --------

----------
a = Less than ($0.01) per share

         The accompanying notes are an integral part of these statements

                                SIMPLE TECH, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                 NOVEMBER 16, 2006 (INCEPTION) TO JUNE 30, 2007

                                           Common Stock
                                        -------------------           Paid in       Accumulated       Total
                                       Shares         Amount          Capital         Deficit         Equity
                                       ------         ------          -------         -------         ------
INCEPTION NOV 16, 2006                      --     $       --       $       --      $       --      $       --

Common Shares issued to
 founders for cash  Nov 16, 2006     5,000,000            500               --                             500

Private placement closed
June 28, 2007                        1,380,800            138           68,902                          69,040

Net (Loss)                                                                              (6,039)         (6,039)
                                    ----------     ----------       ----------      ----------      ----------
BALANCE, JUNE 30, 2007               6,380,800     $      638       $   68,902      $   (6,039)     $   63,001
                                    ==========     ==========       ==========      ==========      ==========

         The accompanying notes are an integral part of these statements

                                SIMPLE TECH, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                 Cumulative
                                                                                Amounts From
                                                            Date of               Date of
                                                       Incorporation on       Incorporation on
                                                       November 16 ,2006      November 16 ,2006
                                                              to                     to
                                                         June 30, 2007          June 30, 2007
                                                         -------------          -------------
Operating Activities
  Net (Loss) for the year                                  $ (6,039)              $ (6,039)
  Net Cash (Used) by Operating Activities                    (6,039)                (6,039)
                                                           --------               --------

Proceeds from sale of Common Stock                           69,540                 69,540
                                                           --------               --------

Cash Provided by Financing Activities                        69,540                 69,540
                                                           --------               --------

Net Increase in Cash                                         63,501                 63,501

Cash, Beginning of Period                                        --                     --
                                                           --------               --------
Cash, End of Period                                        $ 63,501               $ 63,501
                                                           ========               ========

Supplemental disclosure with respect to cash flows:
  Cash paid for income taxes                               $     --               $     --
  Cash paid for interest                                   $     --               $     --


         The accompanying notes are an integral part of these statements

                                SIMPLE TECH, INC.
                          (A Development Stage Company)

                      NOTES TO AUDITED FINANCIAL STATEMENTS
                                 (JUNE 30, 2007)


NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Simple Tech, Inc, (A Development Stage Company) was incorporated on November 16, 2006 under the laws of the State of Nevada. It has no operations and in accordance with SFAS #7 is considered to be in the development stage.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company's only significant asset at June 30, 2007 is cash. The relevant accounting policies and procedures are listed below. The company has adopted an June 30 year end.

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

(i) Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America, consistently applied.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(ii) Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

(iii) Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

NOTE 3. INCOME TAXES:

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 4. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 150,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001 per share. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

On November 16, 2006 (inception), the Company issued 5,000,000 shares of its common stock to its Directors for cash of $500. See Note 5.

Between November 16, 2006 (inception) and June 28, 2007, the Company accepted subscriptions for 1,380,800 common shares from 35 investors under a private placement. The private placement was not subject to any minimum investment and was priced at $0.05 per share.

As of June 30, 2007 the Company had 6,380,800 shares of common stock issued and outstanding.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company's neither owns nor leases any real or personal property. The Company's Directors provide office space free of charge. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On November 16, 2006 (inception), the Company issued 5,000,000 shares of its common stock to its Directors for cash of $500. See Note 4.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception to June 30, 2007 of $6,039. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7. NET OPERATING LOSSES

As of June 30, 2007, the Company has a net operating loss carry forward of approximately $6,039, which will expire 20 years from the date the loss was incurred.

NOTE 8. OPERATING LEASES AND OTHER COMMITMENTS:

The  Company   currently  has  no  operating  lease  commitments  or  any  other commitments.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

     - a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, executive officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, executive officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

     - Indemnification may not be made for any claim, issue or matter as to which such a person has been judged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

     - to the extent that a director, executive officer, employee or agent of a corporation has been successful on the merits or otherwise in defence of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defence.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, executive officer, employee or agent is proper in the circumstances. The determination must be made:

     -    by our shareholders;

     - by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     - if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

     - if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

     -    by court order.

Our Bylaws provide that we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or executive officers of our company for any duties or obligations arising out of any acts or conduct of the executive officer or director performed for or on behalf of our company. This includes the power to defend such persons from all suits or claims as allowable under the provisions of the General Corporate Law of Nevada. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability as the expenses are incurred and before the final disposition of the proceeding in question or repay the amount if a court finds that the director or executive officer is not entitled to indemnification by the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, executive officer or controlling person of our company in successful defence of any action, suit, or proceeding) is asserted by a director, executive officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling shareholder. All of the amounts shown are estimates.

     SEC registration fees                        $     2.12 (1)
     Printing and engraving expenses              $ 1,000.00 (1)
     Accounting fees and expenses                 $ 2,000.00 (1)
     Legal fees and expenses                      $15,000.00 (1)
     Miscellaneous                                $ 2,000.00 (1)
                                                  ----------
     TOTAL                                        $20,002.12 (1)
                                                  ==========

----------
(1) We have estimated these amounts.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us since our inception on November 16, 2006 without registration under the Securities Act of 1933 in reliance on exemptions from such registration requirements:

On November 16, 2006 we issued 5,000,000 shares of our common stock to two (2) executive officers of our company, at an offering price of $0.0001 per share for gross offering proceeds of $500 in an offshore transaction pursuant to an exemption from registration under Rule 903 of Regulation S of the Securities Act of 1933. The Executive Officers are not U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by Simple Tech Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. The shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On June 28, 2007 we issued 1,380,800 shares of our common stock to thirty-five
(35) subscribers at an offering price of $0.05 per share for gross offering proceeds of $69,040 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. No directed selling efforts were made in the United States by Simple Tech Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

For more information on the purchasers in the private placement transactions of June 28, 2007 please see the section entitled "Selling Shareholders" on page 9 of the prospectus included in this registration statement.

ITEM 27  EXHIBITS

The following Exhibits are filed with this prospectus:

     Exhibit
     Number                          Description
     ------                          -----------
       (3)      (i) ARTICLES OF INCORPORATION AND (ii) BYLAWS
       3.1*     Articles
       3.2*     Bylaws

       4.0      INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS, INCLUDING
                INDENTURES
       4.1*     Form of share certificate

       5.0      OPINION ON LEGALITY
       5.1* Opinion of Clark Wilson LLP regarding the legality of the securities being registered

       10       MATERIAL CONTRACTS
       10.1*    Form of subscription agreement

       23       CONSENTS
       23.1*    Consent of Moore & Associates Chartered
       23.3     Consent of Clark Wilson LLP (Included in Exhibit 5.1)

----------
*  Filed herewith.

ITEM 28. UNDERTAKINGS

The undersigned company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss. 230.424 of this chapter);

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, executive officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, executive officer, or controlling person of the small business issuer in the successful defence of any action, suit, or proceeding) is asserted by such director, executive officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, at Ashdod, Israel.

SIMPLE TECH INC.


By: /s/ Moshe Danino
   -----------------------------------------------
   Moshe Danino, President, Treasurer and Director
   (Principal Executive Officer, Principal Financial
   Officer and Principal Accounting Officer)
   Dated: August 3, 2007

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Avi Friedman as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.



By: /s/ Moshe Danino
   -----------------------------------------------
   Moshe Danino, President, Treasurer and Director
   (Principal Executive Officer, Principal Financial
   Officer and director)
   Dated: August 3, 2007


By: /s/ Aviad Krief
   -----------------------------------------------
   Aviad Krief, Secretary and Director
   Dated: August 3, 2007